                                                                    EXHIBIT 99.1

                                                               QUALCOMM Contact:
                                                                Julie Cunningham
                                          Sr. Vice President, Investor Relations
                                    1-(858) 658-4224 (ph) 1-(858) 651-9303 (fax)
                                                     e-mail: juliec@qualcomm.com

              QUALCOMM ANNOUNCES THIRD QUARTER FISCAL 2003 RESULTS
                        REVENUES $922 MILLION, EPS $0.23
             REVENUES $891 MILLION, EPS $0.33 EXCLUDING QSI SEGMENT


SAN DIEGO - July 23, 2003 - QUALCOMM Incorporated (NASDAQ: QCOM) today announced its third quarter fiscal 2003 results ended June 29, 2003. Revenues were $922 million in the third fiscal quarter, up 20 percent year-over-year. Third quarter net income was $192 million, compared to a loss of $14 million year-over-year. Earnings per share were $0.23, compared to a loss of $0.02 per share year-over-year.

Revenues excluding the QUALCOMM Strategic Initiatives (QSI) segment were $891 million in the third fiscal quarter, up 24 percent year-over-year. Net income excluding the QSI segment was $267 million, up 38 percent year-over-year. Earnings per share excluding the QSI segment were $0.33, up 38 percent year-over-year. Detailed reconciliations between total QUALCOMM results and results excluding QSI are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.

"Our business generates excellent positive cash flows at the same time revenues and earnings continue to grow. As a result, our Board approved a 40 percent increase in cash dividends to return value to our shareholders," said Dr. Irwin Mark Jacobs, chairman and CEO of QUALCOMM. "During the third quarter, we announced several new multimode chips and the industry-leading MSM7xxx family of chips to further strengthen our product road map and support our customers."

"The China and India markets are gaining momentum, and we are encouraged by the performance of CDMA operators in the Americas, Japan and South Korea. During the quarter, Reliance Infocomm launched the first CDMA2000 1X nationwide commercial service in India, bringing advanced 3G wireless voice and data services to more than 250 cities. Reliance, Tata and the other CDMA operators in India totaled over three million subscribers at the end of June. China Unicom launched its prepaid service in several cities. VIVO in Brazil and China Unicom launched commercial

                                    - more -

QUALCOMM Announces Third Quarter Fiscal 2003 Results                Page 2 of 18


BREW(TM) services, and BellSouth International has announced plans to commercially launch BREW in Latin America. Verizon Wireless in the U.S. reported impressive data revenues with its BREW-based Get It Now(sm) service. We believe these events, along with initial deployments of WCDMA in Japan and Europe, will set the stage for CDMA to capture a greater share of the total wireless market over the next year," Jacobs said.

Research and development (R&D) expenses were $136 million, including $1 million for QSI, in the third fiscal quarter, up 15 percent year-over year. The increase in R&D expenses compared to the year ago quarter was primarily related to QCT new product development efforts.

Selling, general and administrative (SG&A) expenses were $117 million, including $8 million for QSI, in the third fiscal quarter, down 23 percent year-over-year. The decrease in SG&A expense compared to the year ago quarter was primarily due to reduced expenses at Vesper, including the effects of foreign currency fluctuations.

Our fiscal 2003 effective income tax rate is now estimated to be 45 percent, compared to 22 percent in fiscal 2002. The change in the estimated 2003 effective tax rate from 43 percent used in the second quarter of fiscal 2003 results in a 48 percent effective tax rate in the third quarter of fiscal 2003. Excluding the QSI segment, our fiscal 2003 effective tax rate estimate remains at 33 percent, compared to 35 percent in fiscal 2002.

QUALCOMM STRATEGIC INITIATIVES

The QUALCOMM Strategic Initiatives (QSI) segment includes our strategic investments and related income and expenses. Vesper losses before taxes were $20 million in the third fiscal quarter compared to $35 million in the year ago quarter. The balance of the net loss before taxes in QSI was $7 million for the third fiscal quarter compared to $250 million in the year ago quarter. The third quarter of fiscal 2003 net loss included asset impairment charges related to the valuation of our Australian wireless licenses, other-than-temporary losses on investments, our share of equity losses from our investment in Inquam and impairment of a note receivable. Significant offsetting gains included the realization of value of a portion of our Auction Discount Voucher transferred to two wireless operators, realized interest income from our Pegaso investment and realized gains on the sale of marketable securities.

QUALCOMM Announces Third Quarter Fiscal 2003 Results                Page 3 of 18


BUSINESS OUTLOOK

The following statements are forward-looking and actual results may differ materially. Please see Note Regarding Forward-Looking Statements at the end of this news release for a description of certain risk factors and QUALCOMM's annual and quarterly reports on file with the Securities and Exchange Commission
(SEC) for a more complete description of risks.

FOURTH QUARTER FISCAL 2003

      - Based on the current business outlook, we anticipate that revenues excluding the QSI segment in the fourth fiscal quarter will increase by approximately 2-6 percent year-over-year. We anticipate that earnings per share excluding the QSI segment will be approximately $0.27-$0.29 in the fourth fiscal quarter, compared to $0.31 in the year ago quarter. This estimate assumes shipments of approximately 19-21 million MSM phone chips during the quarter.

      - Based on the current business outlook, we anticipate that total QUALCOMM revenues in the fourth quarter will increase by approximately 2-6 percent year-over-year. We anticipate that total QUALCOMM earnings per share will be approximately $0.19-$0.21 in the fourth fiscal quarter, including an estimated $0.08 loss per share attributed to the QSI segment, compared to $0.23 per share in the year ago quarter. Due to their nature, certain income and expense items such as realized gains or losses, gains or losses on derivatives, income related to the use of our FCC Auction Discount Voucher and asset impairments cannot be accurately forecast. Accordingly, the Company excludes such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.

FISCAL 2003

      - Based on the current business outlook, we anticipate that revenues excluding the QSI segment will grow by approximately 31-33 percent year-over-year and earnings per share excluding the QSI segment to be in the range of $1.40-$1.42 for fiscal 2003, up 43-45 percent year-over-year. We estimate the CDMA phone market to be 103-108 million units in calendar 2003, and we estimate a decrease of approximately five percent in average selling prices of CDMA phones for fiscal 2003, upon which royalties are calculated.

QUALCOMM Announces Third Quarter Fiscal 2003 Results                Page 4 of 18


      - Based on the current business outlook, we anticipate that total QUALCOMM revenues will grow by approximately 30-31 percent year-over-year and total QUALCOMM earnings per share to be in the range of $0.84-$0.86 for fiscal 2003, up 91-95 percent year-over-year, including an estimated $0.56 loss per share attributed to the QSI segment. Due to their nature, certain income and expense items such as realized gains or losses, gains or losses on derivatives, income related to the use of our FCC Auction Discount Voucher and asset impairments cannot be accurately forecast. Accordingly, the Company excludes such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.

CASH AND MARKETABLE SECURITIES

QUALCOMM's cash, cash equivalents and marketable securities totaled approximately $5.0 billion at the end of the third quarter of fiscal 2003, compared to $4.4 billion on March 30, 2003, $3.9 billion on December 29, 2002 and $3.2 billion on September 29, 2002. We have invested $158 million in net stock repurchases and have paid $79 million in cash dividends since the inception of these programs in February 2003. QSI businesses required funding of $40 million in the third quarter of fiscal 2003, consistent with the second quarter of fiscal 2003. Collection of finance receivables from our Pegaso investment totaled $285 million in the third quarter of fiscal 2003. Detailed reconciliations between total QUALCOMM cash and cash equivalents and cash and cash equivalents including marketable securities and excluding the QSI segment are included at the end of this news release.

QUALCOMM Announces Third Quarter Fiscal 2003 Results                Page 5 of 18


RESULTS OF BUSINESS SEGMENTS

THE FOLLOWING TABLES PRESENT SEGMENT INFORMATION (IN THOUSANDS):

THIRD QUARTER - FISCAL YEAR 2003

                                                                                     QUALCOMM
                                                                       RECONCILING   EXCLUDING                 TOTAL
SEGMENTS                               QCT         QTL         QWI      ITEMS (1)       QSI         QSI       QUALCOMM
---------------------------------   ---------   ---------   ---------  -----------   ---------   ---------    ---------
REVENUES                              557,240     242,479     113,882      (22,334)    891,267      30,341     921,608
CHANGE FROM PRIOR QUARTER                 (15%)        (7%)        (5%)         N/M        (12%)        16%        (12%)
CHANGE FROM PRIOR YEAR                     38%         22%          4%          N/M         24%        (39%)        20%
EARNINGS (LOSS) BEFORE TAXES          163,114     218,363       6,396       10,181     398,054     (27,563)    370,491
CHANGE FROM PRIOR QUARTER                 (27%)        (8%)       (13%)         N/M        (14%)        89%         72%
CHANGE FROM PRIOR YEAR                     39%         25%        308%          N/M         34%         90%        784%
TAX RATES                                                                                   33%       (172%)        48%
NET INCOME (LOSS)                                                                      266,697     (75,008)    191,689
CHANGE FROM PRIOR QUARTER                                                                  (15%)        64%         86%
CHANGE FROM PRIOR YEAR                                                                      38%         46%       1492%
DILUTED NET EARNINGS (LOSS)
PER COMMON SHARE (3)                                                                      0.33       (0.09)       0.23
CHANGE FROM PRIOR QUARTER                                                                  (13%)        65%         77%
CHANGE FROM PRIOR YEAR                                                                      38%         50%       1250%

SECOND QUARTER - FISCAL YEAR 2003

                                                                                     QUALCOMM
                                                                       RECONCILING   EXCLUDING                 TOTAL
SEGMENTS                               QCT         QTL         QWI      ITEMS (1)       QSI         QSI       QUALCOMM
---------------------------------   ---------   ---------   ---------  -----------   ---------   ---------    ---------
REVENUES                              652,873     260,110     119,319      (15,524)  1,016,778      26,265    1,043,043
EARNINGS (LOSS) BEFORE TAXES          223,520     236,192       7,370       (6,431)    460,651    (245,775)     214,876
TAX RATES                                                                                   32%         14%          52%
NET INCOME (LOSS)                                                                      313,858    (210,842)     103,016
DILUTED NET EARNINGS (LOSS)
PER COMMON SHARE (3)                                                                      0.38       (0.26)        0.13

THIRD QUARTER - FISCAL YEAR 2002

                                                                                                              GOODWILL
                                                                                     QUALCOMM               AMORTIZATION
                                                                       RECONCILING   EXCLUDING                   AND       TOTAL
SEGMENTS                               QCT         QTL         QWI      ITEMS (1)       QSI         QSI        OTHER(2)   QUALCOMM
---------------------------------   ---------   ---------   ---------  -----------   ---------   ---------    ---------   ---------
REVENUES                              404,253     198,853     109,581        8,631     721,318      49,456          143     770,917
EARNINGS (LOSS) BEFORE TAXES          117,524     174,450      (3,074)       8,906     297,806    (285,454)     (66,496)    (54,144)
TAX RATES                                                                                   35%         51%          (1%)        75%
NET INCOME (LOSS)                                                                      193,574    (139,872)     (67,470)    (13,768)
DILUTED NET EARNINGS (LOSS)
PER COMMON SHARE (3)                                                                      0.24       (0.18)       (0.09)      (0.02)

NINE MONTHS - FISCAL YEAR 2003

                                                                                     QUALCOMM
                                                                       RECONCILING   EXCLUDING                 TOTAL
SEGMENTS                               QCT         QTL         QWI      ITEMS (1)       QSI         QSI       QUALCOMM
---------------------------------   ---------   ---------   ---------  -----------   ---------   ---------    ---------
REVENUES                            1,919,794     758,012     342,182    (43,979)    2,976,009      85,811    3,061,820
EARNINGS (LOSS) BEFORE TAXES          674,916     683,964      16,527      5,598     1,381,005    (406,389)     974,616
TAX RATES                                                                                   33%          4%          45%
NET INCOME (LOSS)                                                                      925,273    (389,234)     536,039
DILUTED NET EARNINGS (LOSS)
PER COMMON SHARE (3)                                                                      1.13       (0.48)        0.66

NINE MONTHS - FISCAL YEAR 2002

                                                                                                              GOODWILL
                                                                                     QUALCOMM               AMORTIZATION
                                                                       RECONCILING   EXCLUDING                   AND       TOTAL
SEGMENTS                               QCT         QTL         QWI      ITEMS (1)       QSI         QSI        OTHER(2)   QUALCOMM
---------------------------------   ---------   ---------   ---------  -----------   ---------   ---------    ---------   ---------
REVENUES                            1,107,212     603,611     329,140       33,306   2,073,269      92,262          143   2,165,674
EARNINGS (LOSS) BEFORE TAXES          282,189     534,673      (8,271)      28,492     837,083    (409,241)    (195,794)    232,048
TAX RATES                                                                                   35%         56%           0%         27%
NET INCOME (LOSS)                                                                      544,104    (178,370)    (196,339)    169,395
DILUTED NET EARNINGS (LOSS)
PER COMMON SHARE (3)                                                                      0.67       (0.22)       (0.24)       0.21

QUALCOMM Announces Third Quarter Fiscal 2003 Results                Page 6 of 18


(1) Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses, charges that are not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results, interest expense and the elimination of intercompany profit.

(2) Starting in fiscal 2003, the Company no longer records goodwill amortization, in accordance with Financial Accounting Standards No. 142. In the third quarter of fiscal 2002, goodwill amortization and other adjustments included $61.5 million of amortization of goodwill, $4.0 million of amortization of intangible assets and $2.3 million of payroll expenses on stock option exercises, offset by $1.0 million of credits related to the reduction of reserves established in connection with the Globalstar business and $0.2 million of credits and $0.1 million of revenues related to the sale of the terrestrial-based CDMA wireless infrastructure business. In the first nine months of fiscal 2002, goodwill amortization and other adjustments included $183.8 million of amortization of goodwill, $10.1 million of amortization of intangible assets and $5.4 million of payroll expenses on stock option exercises, offset by $3.1 million of credits related to the reduction of reserves established in connection with the Globalstar business and $0.3 million of credits and $0.1 million of revenue related to the sale of the terrestrial-based CDMA wireless infrastructure business. With the adoption of FAS 142 in 2003 and given the immateriality of the other adjustments, the Company no longer makes these adjustments to its results excluding QSI in fiscal 2003.

(3) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

      N/M - Not Meaningful

BUSINESS SEGMENT HIGHLIGHTS

QUALCOMM CDMA TECHNOLOGIES (QCT)

      - Shipped approximately 23 million MSM(TM) phone chips, 97 percent of which were 3G CDMA2000 1X/1xEV-DO, to customers worldwide during the third fiscal quarter, compared to approximately 28 million shipped in the second fiscal quarter and approximately 16 million units shipped in the year ago quarter.

      - Shipped CSM infrastructure chips for 3G CDMA2000 1X/1xEV-DO to support more than 2.2 million equivalent voice channels, compared to
            1.5 million in the second fiscal quarter and approximately 4 million in the year ago quarter. Equivalent voice channels are provided rather than actual chip shipments because our CSM infrastructure chips currently support from eight to 32 voice channels per chip.

      - Shipped samples of the MSM6500(TM) chipset and system software. The MSM6500 chipset supports CDMA2000 1X/1xEV-DO and GSM/GPRS standards, allowing roaming between third-generation (3G) and second-generation
            (2G) networks. The MSM6500 solution will help accelerate the adoption of feature-rich multimedia applications on wireless consumer devices.

      -     Announced several chipset and system software products, including:

            - MSM6025(TM) - a cost-effective solution to drive CDMA2000 1X adoption in new markets worldwide.

QUALCOMM Announces Third Quarter Fiscal 2003 Results                Page 7 of 18


            - MSM6275(TM) - a high-performance solution delivering High Speed Downlink Packet Access (HSDPA), a next-generation feature of the WCDMA (UMTS) standard, as well as roaming on GSM and GPRS systems.

            - CSM6700(TM) and MSM6700(TM) - solutions supporting integrated voice and simultaneous high-speed packet data with support for CDMA2000 through Revision D and 1xEV-DO.

            - MSM7xxx family - a new generation of powerful dual-Central Processing Unit (CPU) single chip solutions to address the growing need for more cost-effective, high-performance solutions that drive full-featured third-generation (3G) multimedia handsets for consumers and high data rate devices for enterprise customers.

QUALCOMM TECHNOLOGY LICENSING (QTL)

      - Signed a total of 14 CDMA license agreements during the third fiscal quarter, including ten new licenses and four amendments to existing license agreements. These royalty-bearing license agreements enable manufacturers to develop, make and sell products based on QUALCOMM's extensive CDMA patent portfolio.

      - Reported that licensees around the world are participating in the growing 3G CDMA market:

            - Thirty-five subscriber licensees reported sales of CDMA2000 1X products and nine subscriber licensees reported sales of WCDMA products through the third fiscal quarter.

            - Fifteen infrastructure licensees reported sales of CDMA2000 1X products and eight infrastructure licensees reported sales of WCDMA products through the third fiscal quarter.

QUALCOMM WIRELESS & INTERNET GROUP (QWI)

      QUALCOMM INTERNET SERVICES (QIS)

      - Announced several operator developments, including U.S. Cellular's commercial launch of BREW-based service across its CDMA2000 network; KTF, a leading wireless operator in South Korea, renewed its contract to offer its wireless application download service based on the BREW platform; and China Unicom launched commercial BREW-enabled services in Guangdong and Shanghai.

QUALCOMM Announces Third Quarter Fiscal 2003 Results                Page 8 of 18


      - Announced two additional operators have signed agreements to launch BREW-based wireless data services, BellSouth International in Latin America and Midwest Wireless in the U.S. BellSouth International plans to roll-out BREW-based services in nine BellSouth operating companies in Latin America.

      - Hosted the third annual BREW 2003 Developers Conference in San Diego, April 28-30, 2003. A number of announcements and demonstrations were made at the conference, including:

            - Verizon Wireless announced that in just six months consumers have downloaded 8.5 million Get It Nowsm games, ring tones, entertainment applications and more. Verizon Wireless also announced it has sold more than 3.2 million BREW-enabled handsets to date and expects to sell more than eight million of these handsets by the end of 2003. Verizon Wireless reported average incremental revenue per active Get It Nowsm user of more than $7.50 monthly, not including additional airtime revenues.

            - esmertec demonstrated the world's first implementation of MIDP (Mobile Information Device Profile) 2.0 functionality with its Mobile Foundation Java(TM) virtual machine (JVM) as an extension to the BREW platform.

            - Rocket Mobile demonstrated the industry's first Multimedia Messaging Services (MMS) message exchange between CDMA and GSM/GPRS networks with its RocketMMS(TM) client, and also unveiled RocketMMS Extension, which enables BREW developers to create applications that take advantage of MMS technologies.

      - Demonstrated with QUALCOMM's QChat push-to-talk (PTT) technology an initial call set-up performance of less than two seconds over CDMA2000 infrastructure and handsets between dormant mobiles. QUALCOMM's QChat solution uses voice over Internet protocol (VoIP) technologies to enable ubiquitous, efficient and virtually instantaneous PTT functionality on wireless devices based on CDMA2000 and other CDMA 3G networks.

      QUALCOMM WIRELESS BUSINESS SOLUTIONS(R) (QWBS)

      - Shipped approximately 8,400 OmniTRACS(R) units and related products in the third quarter, consistent with the second fiscal quarter. This brings the cumulative total to nearly 479,000 units shipped worldwide.

QUALCOMM Announces Third Quarter Fiscal 2003 Results                Page 9 of 18


      - Introduced several enhancements to the FleetAdvisor(R) and TrackingAdvisor(R) software for private fleet customers. These enhancements enable improved productivity and customer service, reduced operational costs, and improved operational efficiency.

      - Commercially released GlobalTRACS(TM) equipment management system in April 2003; announced an agreement with ACME Lift Company to deploy GlobalTRACS on its fleet of large aerial work platforms.

QUALCOMM STRATEGIC INITIATIVES (QSI)

      - Announced a commitment to invest up to $100 million, as part of our $500 million total commitment to QUALCOMM Ventures, in early- to mid-stage Chinese companies engaged in the development and commercialization of CDMA-based products, applications and services.

CONFERENCE CALL

QUALCOMM's third quarter fiscal 2003 earnings conference call will be broadcast live on July 23, 2003 beginning at 2:30 p.m. Pacific Daylight Time on the Company's web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of "non-GAAP financial measures" as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company's financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company's Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 23, 2003 beginning at approximately 4:30 p.m. (PDT) through July 28, 2003 at 4:30 p.m. (PDT). To listen to the replay, U.S. callers may dial (800) 633-8284 and international callers may dial (402) 977-9140. U.S. and international callers should use reservation number 21153017. An audio replay of the conference call will be available on the Company's web site at www.qualcomm.com for two weeks following the live call.

QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on the Company's CDMA digital technology. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 10 of 18


Index and is a 2003 FORTUNE 500(R) company traded on The Nasdaq Stock Market(R) under the ticker symbol QCOM.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company presents financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment to facilitate evaluation by management, investors and analysts of its ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless & Internet (QWI). QSI results relate to strategic investments for which the Company has exit strategies of varying durations. Management believes that the information excluding QSI presents a more representative measure of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in value of investments that are unrelated to the Company's operational performance. The financial information excluding QSI should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between total QUALCOMM results and results excluding QSI and between total QUALCOMM cash flow and cash, cash equivalents and marketable securities excluding the QSI segment are presented herein.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: changing global economic conditions, particularly in the telecommunications and Internet-related industries and the resulting uncertainty in forecasting future results; timing and receipt of license fees and royalties; integrated circuit inventory and order levels; the Company's ability to execute additional 3G licenses; the scale-up, acceptance and operations of CDMA systems, including CDMA2000 1xEV-DO and systems in new markets such as China and India; the ability to sustain or improve operational efficiency and profitability; decreases in the rate of growth in CDMA-based wireless data and Internet access or the CDMA subscriber population; strategic investments, loans, acquisitions or divestitures the Company has or may pursue; the value realized on the sale of the Vesper Companies' business or assets; changes in the fair values of marketable securities and derivative instruments held; the development, deployment and

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 11 of 18


commercial acceptance of evolving CDMA technology standards; developments in current or future litigation; customer receivables and performance guarantees; component shortages; and international business activities, as well as the other risks detailed from time-to-time in the Company's SEC reports.

                                       ###

QUALCOMM(R), QCT(R) QUALCOMM Wireless Business Solutions(R), OmniTRACS(R), MSM(TM), MSM6500(TM), MSM6025(TM), MSM6275(TM), CSM6700(TM), MSM6700(TM),
FleetAdvisor(R), TrackingAdvisor(R), MPVc(R), GlobalTRACS(TM) and BREW(TM) are trademarks and/or service marks of QUALCOMM Incorporated. All other trademarks are the property of their respective owners.

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 12 of 18







                              QUALCOMM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
                 RESULTS EXCLUDING QSI TO TOTAL QUALCOMM RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED JUNE 29, 2003
                                              -----------------------------------------
                                              EXCLUDING                        TOTAL
                                                 QSI             QSI          QUALCOMM
                                              ---------       ---------       ---------
Revenues:
  Equipment and services                      $ 652,233       $  30,341       $ 682,574
  Licensing and royalty fees                    239,034              --         239,034
                                              ---------       ---------       ---------
                                                891,267          30,341         921,608
                                              ---------       ---------       ---------
Operating expenses:
  Cost of equipment and services revenues       286,250          40,652         326,902
  Research and development                      134,436           1,254         135,690
  Selling, general and administrative           109,294           8,192         117,486
  Amortization of other acquisition-related
     intangible assets                            1,951              --           1,951
  Asset impairment charges                           --          34,113          34,113
  Other                                              --         (30,356)        (30,356)
                                              ---------       ---------       ---------
Total operating expenses                        531,931          53,855         585,786
                                              ---------       ---------       ---------

Operating income (loss)                         359,336         (23,514)        335,822

Interest expense                                   (260)         (9,503)         (9,763)
Investment income, net                           38,978(a)        5,454(d)       44,432
                                              ---------       ---------       ---------
Income (loss) before income taxes               398,054         (27,563)(b)     370,491
Income tax expense                             (131,357)(c)     (47,445)       (178,802)(c)
Net income (loss)                             $ 266,697       $ (75,008)      $ 191,689
                                              =========       =========       =========

Net earnings (loss) per common share:
   Diluted                                    $    0.33(e)    $   (0.09)(e)   $    0.23(e)
                                              =========       =========       =========
Shares used in per share calculations:
   Diluted                                      815,856         815,856         815,856
                                              =========       =========       =========


(a) Includes $29 million in interest income related to cash, cash equivalents and marketable debt securities, which are not part of the Company's strategic investment portfolio.

(b) Includes $20 million loss, net of minority interest, of Vesper Holdings from March 1, 2003 through May 31, 2003 due to the Company's practice of consolidating foreign subsidiaries one month in arrears.

(c) The estimated fiscal year 2003 effective tax rate for operations excluding QSI and total QUALCOMM are 33% and 45%, respectively. The change in the estimated 2003 effective tax rate for total QUALCOMM from 43% used in the second quarter of fiscal 2003 results in a 48% effective tax rate in the third quarter of fiscal 2003.

(d) Includes $30 million interest income, $21 million other-than-temporary losses on investments, $21 million equity losses in investees and $18 million realized gains on marketable securities.

(e) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 13 of 18


                              QUALCOMM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
                 RESULTS EXCLUDING QSI TO TOTAL QUALCOMM RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                      NINE MONTHS ENDED JUNE 29, 2003
                                              -----------------------------------------------
                                               EXCLUDING                             TOTAL
                                                  QSI               QSI            QUALCOMM
                                              -----------       -----------       -----------
Revenues:
  Equipment and services                      $ 2,243,708       $    85,811       $ 2,329,519
  Licensing and royalty fees                      732,301                --           732,301
                                              -----------       -----------       -----------
                                                2,976,009            85,811         3,061,820
                                              -----------       -----------       -----------
Operating expenses:
  Cost of equipment and services revenues         978,754           118,077         1,096,831
  Research and development                        374,440             5,530           379,970
  Selling, general and administrative             333,050            68,159           401,209
  Amortization of other acquisition-related
     intangible assets                              5,888                --             5,888
  Asset impairment charges                             --           194,258           194,258
  Other                                                --           (30,356)          (30,356)
                                              -----------       -----------       -----------
Total operating expenses                        1,692,132           355,668         2,047,800
                                              -----------       -----------       -----------

Operating income (loss)                         1,283,877          (269,857)        1,014,020

Interest expense                                   (1,974)          (18,549)          (20,523)
Investment income (expense), net                   99,102(a)       (117,983)(d)       (18,881)
                                              -----------       -----------       -----------
Income (loss) before income taxes               1,381,005          (406,389)(b)       974,616
Income tax (expense) benefit                     (455,732)(c)        17,155          (438,577)(c)
                                              -----------       -----------       -----------
Net income (loss)                             $   925,273       $  (389,234)      $   536,039
                                              ===========       ===========       ===========

Net earnings (loss) per common share:
   Diluted                                    $      1.13(e)    $     (0.48)(e)   $      0.66(e)
                                              ===========       ===========       ===========
Shares used in per share calculations:
   Diluted                                        816,563           816,563           816,563
                                              ===========       ===========       ===========


(a) Includes $83 million in interest income related to cash, cash equivalents and marketable debt securities, which are not part of the Company's strategic investment portfolio.

(b) Includes $212 million loss, net of minority interest, of Vesper Holdings from September 1, 2002 through May 31, 2003 due to the Company's practice of consolidating foreign subsidiaries one month in arrears.

(c) The estimated fiscal year 2003 effective tax rate for operations excluding QSI and total QUALCOMM are 33% and 45%, respectively.

(d) Includes $111 million other-than-temporary losses on investments, $110 million equity losses in investees, $45 million interest income, $37 million minority interest in loss of consolidated subsidiaries and $23 million realized gains on marketable securities.

(e) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 14 of 18


                              QUALCOMM INCORPORATED
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING CASH FLOWS FROM CASH
              CASH EQUIVALENTS AND MARKETABLE SECURITIES EXCLUDING
                        QSI TO TOTAL QUALCOMM CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                             THREE MONTHS ENDED JUNE 29, 2003(C)
                                                                                             -----------------------------------
                                                                                             EXCLUDING                  TOTAL
                                                                                                QSI          QSI       QUALCOMM
                                                                                             ---------    ---------    ---------
Earnings before taxes, depreciation, amortization and other adjustments (1)                  $ 424,137    $  26,714    $ 450,851
Working capital changes and taxes paid (2)                                                    (110,163)       4,411     (105,752)
                                                                                             ---------    ---------    ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                      313,974       31,125      345,099

Capital expenditures                                                                           (44,176)     (10,859)     (55,035)
                                                                                             ---------    ---------    ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES                            269,798       20,266      290,064

Net additional share capital                                                                    19,980           --       19,980
Repurchases of common stock                                                                    (42,047)          --      (42,047)
Dividends paid                                                                                 (79,007)          --      (79,007)
Net collections of finance receivables                                                              55      282,734      282,789
Other investments                                                                                   --       (2,062)      (2,062)
Other items                                                                                     (1,349)      (9,228)     (10,577)
Changes in fair value and other changes to marketable securities                                17,766       32,823       50,589
Marketable securities pending settlement payment (receipt)                                      94,712       (4,830)      89,882
Transfer from QSI (3)                                                                          354,965     (354,965)          --
Transfer to QSI (4)                                                                            (39,837)      39,837           --
                                                                                             ---------    ---------    ---------
NET INCREASE IN CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES (5)                         $ 595,036    $   4,575    $ 599,611
                                                                                             =========    =========    =========

(1) Reconciliation to GAAP:
        Net income (loss)                                                                    $ 266,697    $ (75,008)   $ 191,689
        Non-cash adjustments (a)                                                               153,547      119,969      273,516
        Net realized gains on marketable securities and other investments                       (9,892)     (18,247)     (28,139)
        Plus: Taxes paid                                                                        13,785       13,785
                                                                                             ---------    ---------    ---------
        Earnings before taxes, depreciation, amortization and other adjustments              $ 424,137    $  26,714    $ 450,851
                                                                                             =========    =========    =========
(2) Reconciliation to GAAP:
        (Decrease) increase in cash resulting from changes in working capital                $ (96,378)   $   4,411    $ (91,967)
        Minus: Taxes paid                                                                      (13,785)     (13,785)
                                                                                             ---------    ---------    ---------
        Working capital changes and taxes paid                                               $(110,163)   $   4,411    $(105,752)
                                                                                             =========    =========    =========
(3) Cash from loan payments and sale of equity securities
(4) Funding for strategic debt and equity investments, operations of Vesper and other QSI operating expenses
(5) Reconciliation to GAAP cash flow statement:
       Net decrease in cash and cash equivalents (GAAP)                                      $(185,846)   $  (9,170)   $(195,016)
          Plus: Net purchase (proceeds) of marketable securities                               668,404      (14,248)     654,156
          Plus: Net increase in fair value and other changes to marketable securities           17,766       32,823       50,589
          Plus: Net increase in marketable securities pending settlement payment (receipt)      94,712       (4,830)      89,882
                                                                                             ---------    ---------    ---------
       Net increase in cash, cash equivalents and marketable securities                      $ 595,036    $   4,575    $ 599,611
                                                                                             =========    =========    =========

(a)   See detail following the nine month cash flow schedule

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 15 of 18


                              QUALCOMM INCORPORATED
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING CASH FLOWS FROM CASH,
              CASH EQUIVALENTS AND MARKETABLE SECURITIES EXCLUDING
                        QSI TO TOTAL QUALCOMM CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                               NINE MONTHS ENDED JUNE 29, 2003 (C)
                                                                                             --------------------------------------
                                                                                              EXCLUDING                    TOTAL
                                                                                                QSI           QSI         QUALCOMM
                                                                                             ----------    ----------    ----------
Earnings before taxes, depreciation, amortization and other adjustments (1)                  $1,475,201    $  (16,830)   $1,458,371
Working capital changes and taxes paid (2)                                                     (227,637)       23,692      (203,945)
                                                                                             ----------    ----------    ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                     1,247,564         6,862     1,254,426

Capital expenditures                                                                           (157,515)      (28,491)     (186,006)
                                                                                             ----------    ----------    ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES                           1,090,049       (21,629)    1,068,420

Net additional share capital                                                                    132,676            --       132,676
Repurchases of common stock                                                                    (158,488)           --      (158,488)
Dividends paid                                                                                  (79,007)           --       (79,007)
Net collections of finance receivables                                                            6,845       654,956       661,801
Other investments                                                                                    --       (33,800)      (33,800)
Other items                                                                                      (2,628)      (31,391)      (34,019)
Changes in fair value and other changes to marketable securities                                 42,123        46,151        88,274
Marketable securities pending settlement payment (receipt)                                      127,767        (9,542)      118,225
Transfer from QSI (3)                                                                           747,665      (747,665)           --
Transfer to QSI (4)                                                                            (149,330)      149,330            --
                                                                                             ----------    ----------    ----------
NET INCREASE IN CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES (5)                         $1,757,672    $    6,410    $1,764,082
                                                                                             ==========    ==========    ==========

(1) Reconciliation to GAAP:
        Net income (loss)                                                                    $  925,273    $ (389,234)   $  536,039
        Non-cash adjustments (b)                                                                487,992       395,800       883,792
        Net realized gains on marketable securities and other investments                       (16,011)      (23,396)      (39,407)
        Plus: Taxes paid                                                                         77,947        77,947
                                                                                             ----------    ----------    ----------
        Earnings (loss) before taxes, depreciation, amortization and other adjustments       $1,475,201    $  (16,830)   $1,458,371
                                                                                             ==========    ==========    ==========
(2) Reconciliation to GAAP:
        (Decrease) increase in cash resulting from changes in working capital                $ (149,690)   $   23,692    $ (125,998)
        Minus: Taxes paid                                                                       (77,947)           --       (77,947)
                                                                                             ----------    ----------    ----------
        Working capital changes and taxes paid                                               $ (227,637)   $   23,692    $ (203,945)
                                                                                             ==========    ==========    ==========
(3) Cash from loan payments and sale of equity securities
(4) Funding for strategic debt and equity investments, operations of Vesper and other QSI operating expenses
(5) Reconciliation to GAAP cash flow statement:
       Net increase (decrease) in cash and cash equivalents (GAAP)                           $  402,188    $  (14,067)   $  388,121
          Plus: Net purchase (proceeds) of marketable securities                              1,187,679       (16,132)    1,171,547
          Plus: Net increase in fair value and other changes to marketable securities            42,123        46,151        88,274
          Plus: Net increase in marketable securities pending settlement payment (receipt)      127,767        (9,542)      118,225
          Less: Proceeds from trading securities included in working capital change              (2,085)           --        (2,085)
                                                                                             ----------    ----------    ----------
       Net increase in cash, cash equivalents and marketable securities                      $1,757,672    $    6,410    $1,764,082
                                                                                             ==========    ==========    ==========

(b)   See detail on the following page.

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 16 of 18

                              QUALCOMM INCORPORATED
                           SUPPLEMENTAL DETAIL TO THE
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED JUNE 29, 2003
                                                                                  ----------------------------------
                                                                                  EXCLUDING                 TOTAL
                                                                                     QSI         QSI       QUALCOMM
                                                                                  ---------   ---------    ---------
(a) Non-cash adjustments are comprised of:
     Depreciation and amortization                                                $  35,476   $   7,567    $  43,043
     Asset impairment and related charges                                                --      34,113       34,113
     Change in fair values of derivative investments                                     --       1,381        1,381
     Other-than-temporary losses on marketable securities and other investments          --      21,105       21,105
     Minority interest in loss of consolidated subsidiaries                              --        (242)        (242)
     Equity in losses of investees                                                       45      20,993       21,038
     Non-cash income tax expense                                                    117,571      47,446      165,017
     Other non-cash charges and credits                                                 455     (12,394)     (11,939)
                                                                                  ---------   ---------    ---------
Total non-cash adjustments                                                        $ 153,547   $ 119,969      273,516
                                                                                  =========   =========    =========



                                                                                   NINE MONTHS ENDED JUNE 29, 2003
                                                                                  ----------------------------------
                                                                                  EXCLUDING                 TOTAL
                                                                                     QSI         QSI       QUALCOMM
                                                                                  ---------   ---------    ---------
(b) Non-cash adjustments are comprised of:
     Depreciation and amortization                                                $ 101,216   $  31,353    $ 132,569
     Asset impairment and related charges                                                --     194,258      194,258
     Change in fair values of derivative investments                                     --       1,261        1,261
     Other-than-temporary losses on marketable securities and other investments         349     111,306      111,655
     Minority interest in loss of consolidated subsidiaries                              --     (36,795)     (36,795)
     Equity in losses of investees                                                       45     110,219      110,264
     Non-cash income tax expense                                                    377,785     (17,155)     360,630
     Other non-cash charges and credits                                               8,597       1,353        9,950
                                                                                  ---------   ---------    ---------
Total non-cash adjustments                                                        $ 487,992   $ 395,800      883,792
                                                                                  =========   =========    =========

(c) The Company's management uses this non-GAAP presentation to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable debt securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these instruments do not meet the definition of cash equivalents in accordance with Statement of Financial Standards No. 95, "Statement of Cash Flows" and must be excluded from the GAAP statements of cash flows. Since the GAAP statements of cash flows reconcile the Company's beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For internal analysis of the Company's cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company's liquidity.

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 17 of 18


                              QUALCOMM INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                     ASSETS

                                                     QUALCOMM
                                                     EXCLUDING
                                                        QSI        QSI (A) (B)     QUALCOMM       QUALCOMM
                                                      JUNE 29,       JUNE 29,       JUNE 29,    SEPTEMBER 29,
                                                        2003          2003           2003           2002
                                                    -----------    -----------    -----------    -----------
Current assets:
  Cash and cash equivalents                         $ 1,785,824    $     9,001    $ 1,794,825    $ 1,406,704
  Marketable securities                               2,524,102         41,091      2,565,193      1,411,178
  Accounts receivable, net                              577,016         43,064        620,080        536,950
  Finance receivables, net                                3,505            382          3,887        388,396
  Inventories, net                                      111,890         11,107        122,997         88,094
  Deferred tax assets (b)                               608,528             --        608,528            122
  Other current assets                                  114,244         22,000        136,244        109,322
                                                    -----------    -----------    -----------    -----------
          Total current assets                        5,725,109        126,645      5,851,754      3,940,766
Marketable securities                                   469,903        133,673        603,576        381,630
Finance receivables, net                                  4,187        180,083        184,270        442,934
Other investments                                         4,722        133,952        138,674        276,414
Property, plant and equipment, net                      508,918        110,471        619,389        686,283
Goodwill, net                                           344,753          1,865        346,618        344,803
Deferred tax assets (b)                                 309,314             --        309,314          7,493
Other assets                                            231,371        185,036        416,407        425,725
                                                    -----------    -----------    -----------    -----------
          Total assets                              $ 7,598,277    $   871,725    $ 8,470,002    $ 6,506,048
                                                    ===========    ===========    ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                            $   108,258    $    64,834    $   173,092    $   209,418
  Payroll and other benefits related liabilities        117,284          8,265        125,549        126,005
  Unearned revenue                                      171,367          6,758        178,125        183,482
  Current portion of long-term debt                          --         98,416         98,416         19,355
  Other current liabilities                             243,210         28,936        272,146        136,726
                                                    -----------    -----------    -----------    -----------
         Total current liabilities                      640,119        207,209        847,328        674,986
Unearned revenue                                        258,147            135        258,282        259,995
Long-term debt                                               --        107,118        107,118         94,288
Other liabilities                                        48,552          3,127         51,679         40,283
                                                    -----------    -----------    -----------    -----------
         Total liabilities                              946,818        317,589      1,264,407      1,069,552
                                                    -----------    -----------    -----------    -----------

Minority interest in consolidated subsidiaries               50             --             50         44,540
                                                    -----------    -----------    -----------    -----------

Stockholders' equity:
  Preferred stock, $0.0001 par value                         --             --             --             --
  Common stock, $0.0001 par value                            80             --             80             79
  Paid-in capital                                     6,184,743             --      6,184,743      4,918,202
  Retained earnings                                   1,061,656             --      1,061,656        604,624
  Accumulated other comprehensive loss                  (29,421)       (11,513)       (40,934)      (130,949)
                                                    -----------    -----------    -----------    -----------
       Total stockholders' equity                     7,217,058        (11,513)     7,205,545      5,391,956
                                                    -----------    -----------    -----------    -----------
       Total liabilities and stockholders' equity   $ 8,163,926    $   306,076    $ 8,470,002    $ 6,506,048
                                                    ===========    ===========    ===========    ===========

(a) Includes the consolidated Vesper Holdings balance sheet at May 31, 2003. The Company consolidates foreign subsidiaries one month in arrears.

(b) Deferred tax assets and liabilities are not allocated to the Company's segments. A valuation allowance was provided on all net deferred tax assets of investments that are consolidated by QSI, including Vesper, because of uncertainty regarding their realization.

QUALCOMM Announces Third Quarter Fiscal 2003 Results               Page 18 of 18


                              QUALCOMM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                THREE MONTHS ENDED             NINE MONTHS ENDED
                                            --------------------------    --------------------------
                                              JUNE 29,       JUNE 30,       JUNE 29,       JUNE 30,
                                               2003           2002           2003           2002
                                            -----------    -----------    -----------    -----------
Revenues:
  Equipment and services                    $   682,574    $   575,434    $ 2,329,519    $ 1,568,656
  Licensing and royalty fees                    239,034        195,483        732,301        597,018
                                            -----------    -----------    -----------    -----------
                                                921,608        770,917      3,061,820      2,165,674
                                            -----------    -----------    -----------    -----------

Operating expenses:
  Cost of equipment and services revenues       326,902        288,162      1,096,831        825,273
  Research and development                      135,690        118,086        379,970        341,709
  Selling, general and administrative           117,486        152,072        401,209        376,797
  Amortization of goodwill and other
    acquisition-related intangible assets         1,951         65,024          5,888        192,437
  Asset impairment charges                       34,113             --        194,258             --
  Other                                         (30,356)         8,955        (30,356)         8,955
                                            -----------    -----------    -----------    -----------
Total operating expenses                        585,786        632,299      2,047,800      1,745,171
                                            -----------    -----------    -----------    -----------

Operating income                                335,822        138,618      1,014,020        420,503

Interest expense                                 (9,763)        (8,639)       (20,523)       (17,357)
Investment income (expense), net                 44,432       (184,123)       (18,881)      (171,098)
                                            -----------    -----------    -----------    -----------
Income (loss) before income taxes               370,491        (54,144)       974,616        232,048
Income tax (expense) benefit                   (178,802)        40,376       (438,577)       (62,653)
                                            -----------    -----------    -----------    -----------
Net income (loss)                           $   191,689    $   (13,768)   $   536,039    $   169,395
                                            ===========    ===========    ===========    ===========


Net earnings (loss) per common share:
   Basic                                    $      0.24    $     (0.02)   $      0.68    $      0.22
                                            ===========    ===========    ===========    ===========
   Diluted                                  $      0.23    $     (0.02)   $      0.66    $      0.21
                                            ===========    ===========    ===========    ===========


Shares used in per share calculations:
   Basic                                        790,511        773,127        787,606        768,663
                                            ===========    ===========    ===========    ===========
   Diluted                                      815,856        773,127(a)     816,563        809,169
                                            ===========    ===========    ===========    ===========

Dividends declared per share                $      0.05    $        --    $      0.10    $        --
                                            ===========    ===========    ===========    ===========




(a) The diluted share base excludes the potential dilutive effect of common share equivalents related to outstanding stock options, calculated using the treasury stock method, as these shares are anti-dilutive.